UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2021
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 864-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Global Select Market

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Set forth below are the three proposals that were voted on at the Annual Meeting of Stockholders of Pacific Premier Bancorp, Inc. (the “Company”) held on May 17, 2021 (the “Annual Meeting”), and the stockholder votes on each such proposal, as certified by the Annual Meeting Inspector of Election. Each of the proposals, described in further detail in the definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2021 (the “Definitive Proxy Statement”), was approved by the Company’s stockholders. Other than the three proposals summarized below, no other item of business was submitted at the Annual Meeting for stockholder action.

On the record date for the Annual Meeting, there were 94,684,272 shares of Company common stock issued, outstanding and entitled to vote. Stockholders holding 85,492,157 shares of Company common stock were present at the Annual Meeting, in person or represented by proxy.

Proposal 1: The ten nominees named in the Company’s Definitive Proxy Statement were elected to serve a one-year term expiring in 2022 or until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ayad A. Fargo	82,526,857	174,753	11,973	2,778,574
Steven R. Gardner	80,939,172	1,764,938	9,473	2,778,574
Joseph L. Garrett	81,846,658	855,152	11,773	2,778,574
Jeffery C. Jones	80,691,927	2,009,883	11,773	2,778,574
M. Christian Mitchell	82,074,551	627,406	11,626	2,778,574
Barbara S. Polsky	81,304,715	1,398,278	10,590	2,778,574
Zareh H. Sarrafian	82,128,975	572,583	12,025	2,778,574
Jaynie M. Studenmund	75,795,487	6,907,252	10,844	2,778,574
Cora M. Tellez	81,791,856	911,137	10,590	2,778,574
Richard C. Thomas	82,529,926	171,824	11,833	2,778,574

Proposal 2: The proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the Definitive Proxy Statement, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
80,781,101	1,877,344	55,138	2,778,574

Proposal 3: The appointment of Crowe LLP as the independent auditor of the Company for the fiscal year ending December 31, 2021 was ratified, having received the following votes:

For	Against	Abstain
85,392,425	75,211	24,521

ITEM 8.01 OTHER EVENTS

Lead Independent Director and Board Committee Rotation

On May 17, 2021, immediately following the Annual Meeting, the Company’s Board of Directors (the “Board”) appointed M. Christian Mitchell to serve as the Board’s lead independent director, effective immediately. In addition, the Board also approved an updated list of Board committee assignments effective May 17, 2021, as set forth below. Each Board committee member is “independent” within the meaning of applicable SEC rules, NASDAQ independence standards and other regulatory requirements, to the extent applicable.

Committee	Member
Audit Committee	M. Christian Mitchell*, Ayad A. Fargo, Jeffrey C. Jones, Zareh H. Sarrafian and Richard C. Thomas
Compensation Committee	Jaynie M. Studenmund*, Joseph L. Garrett, Jeffrey C. Jones, Barbara S. Polsky and Cora M. Tellez
Enterprise Risk Committee	Barbara S. Polsky*, Ayad A. Fargo, M. Christian Mitchell, Jaynie M. Studenmund and Richard C. Thomas
Nominating and Governance Committee	Zareh H. Sarrafian*, Joseph L. Garrett, Jeffrey C. Jones, M. Christian Mitchell and Barbara S. Polsky
*Committee Chairperson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 18, 2021	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President, and Chief Executive Officer